Product Prospectus Supplement to the Prospectus dated January 5, 2007 and the Prospectus Supplement dated February 28, 2007

    [RBC LOGO]            Royal Bank of Canada

                          Senior Global Medium-Term Notes, Series C

                          Bullish Buffered Enhanced Return Notes



                                  GENERAL TERMS

     Royal Bank of Canada may offer and sell enhanced return notes linked to the performance of an Underlying Security (either an equity security or an exchange-traded fund ("ETF") linked to an equity security index) (the "notes" or "bullish buffered enhanced return notes") from time to time of any maturity. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and this product prospectus supplement describe terms that will apply generally to the bullish buffered enhanced return notes, including any notes you purchase. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms specified below. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

     The bullish buffered enhanced return notes are non-principal-protected notes linked to the performance of an Underlying Security (either an equity security or an ETF linked to an equity security index), issued by a third party. Your notes will be linked to the performance of the Underlying Security specified in the applicable pricing supplement. The Payment at Maturity, or upon the occurrence of an Automatic Call, on your notes will be based on the performance of the Underlying Security during the term of your notes. Your principal amount will be protected only if the Percentage Change in your notes is positive or if the Final Reference Price does not fall below the Initial Reference Price by more than the Buffer Percentage. The notes are designed for investors who are seeking exposure to the Underlying Security and who anticipate that the value of the Underlying Security will increase from its initial price on the Initial Valuation Date to the final price on the Final Valuation Date or dates as the case may be, shortly before the Maturity Date of the relevant series of notes. Investors must be willing to forego interest payments on the notes and be willing to accept a return that may be significantly less than the principal amount of the notes. Investors must also be willing to have their notes automatically called, as a result of the Automatic Call feature, with a return equal to the Call Coupon. In addition, returns on the notes are subject to the cap described in this product supplement and the applicable pricing supplement.

     THE BULLISH BUFFERED ENHANCED RETURN NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY, AND ARE FULLY EXPOSED TO ANY DECLINE IN THE PRICE OF THE UNDERLYING SECURITY IF THAT DECLINE, BETWEEN THE INITIAL VALUATION DATE AND THE FINAL VALUATION DATE OR DATES, IS MORE THAN THE BUFFER PERCENTAGE. YOU WILL LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT IF THE FINAL REFERENCE PRICE FALLS BELOW THE INITIAL REFERENCE PRICE BY MORE THAN THE BUFFER PERCENTAGE.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Underwriter:                  RBC Capital Markets Corporation.

Issue:                        Senior Global Medium-Term Notes, Series C.

Underlying Security:          As specified in the relevant pricing supplement.

Minimum Investment:           As specified in the relevant pricing supplement.

Denomination:                 Unless otherwise specified in the relevant pricing
                              supplement, each note will be issued in
                              denominations of $1,000 and integral multiples thereof.

Buffer: As specified in the relevant pricing supplement (either a Leveraged Buffer or a Unleveraged Buffer).

Automatic Call:               Inapplicable, unless specified as "Applicable" in
                              the relevant pricing supplement.

Automatic Call Provisions:    If the Automatic Call feature is specified in the
                              relevant pricing supplement as being "Applicable," then the following provisions shall apply:

                              Automatic Call:   For notes with Intra-Day
                                                Monitoring, if, at any time
                                                during the Call Monitoring
                                                Period, the trading price of the
                                                Underlying Security is greater
                                                than or equal to the Call
                                                Barrier Price, then the notes
                                                will be automatically called
                                                (an "Automatic Call") for a cash
                                                payment per note equal to the
                                                Call Payment Amount, payable on
                                                the Call Settlement Date.

                                                For notes with Close-of-Trading
                                                Monitoring, if, on any trading
                                                day during the Call Monitoring
                                                Period, the closing price of the
                                                Underlying Security is greater
                                                than or equal to the Call
                                                Barrier Price, then the notes
                                                will be automatically called for
                                                a cash payment per note equal to
                                                the Call Payment Amount, payable
                                                on the Call Settlement Date.

                                                We refer to the trading day upon
                                                which the Automatic Call
                                                occurred as the "Call Date."

                                                The relevant pricing supplement
                                                will specify whether Intra-Day
                                                Monitoring or Close-of-Trading
                                                Monitoring is applicable to the
                                                notes.

                              Call Payment      Principal Amount + (Principal
                              Amount:           Amount x Call Coupon).


                              Call Monitoring   Unless otherwise specified in
                              Period:           the relevant pricing supplement,
                                                each day from but excluding the
                                                pricing date to and including
                                                the Final Valuation Date.

                              Call Barrier      As specified in the relevant
                              Price:            pricing supplement.

                              Call Settlement   Unless otherwise specified in
                              Date:             the relevant pricing supplement,
                                                the third business day after the
                                                Call Date or, if the Call Date
                                                is the Final Valuation Date, the
                                                Maturity Date subject to
                                                postponement as described under
                                                "General Terms of the Bullish
                                                Buffered Enhanced Return
                                                Notes -- Maturity Date."

                              Call Coupon:      Expressed as a percentage and
                                                specified in the relevant
                                                pricing supplement.

Payment at Maturity:          Payment at Maturity will be based on the
                              performance of the Underlying Security and will be calculated using the following formula:

                              If the Final Reference Price is greater than the Initial Reference Price, then, at maturity, the investor will receive:

                                   (a) For notes with a Participation Coupon,
                                       the lesser of:

                                   1.  Principal Amount + (Principal Amount x
                                       Percentage Change x Leverage Factor); and

                                   2.  Maximum Redemption Amount

                                   or

                                   (b) For notes with a Digital Coupon, an
                                       amount equal to:

                                       Principal Amount + (Principal Amount x
                                       Digital Coupon)

                              If the Final Reference Price is equal to the Initial Reference Price or decreases below the Initial Reference Price by no more than the Buffer Percentage, then, at maturity, the investor will receive the Principal Amount.

                              If the Final Reference Price decreases below the Initial Reference Price by more than the Buffer Percentage, then, at maturity, the investor will receive less than all of the Principal Amount, in an amount equal to:

                                   (a) For notes subject to Leveraged Buffer:

                                   Principal Amount + [(Principal Amount x
                                   (Percentage Change + Buffer Percentage)) x
                                              Downside Multiplier]

                                   or

                                   (b) For notes subject to an Unleveraged
                                       Buffer:

                                       Principal Amount + (Principal Amount x
                                       (Percentage Change + Buffer Percentage))

Percentage Change:            The Percentage Change, expressed as a percentage,
                              is calculated using the following formula:

                               Final Reference Price - Initial Reference Price
                               -----------------------------------------------
                                           Initial Reference Price

Maximum Redemption            As specified in the relevant pricing supplement,
Amount:                       if applicable.

Buffer Percentage:            As specified in the relevant pricing supplement.

Downside Multiplier:          As specified in the relevant pricing supplement,
                              if applicable.

Leverage Factor:              As specified in the relevant pricing supplement,
                              if applicable.

Digital Coupon:               As specified in the relevant pricing supplement,
                              if applicable.

Initial Reference Price:      As specified in the relevant pricing supplement.

Final Reference Price:        The closing price of the Underlying Security on
                              the Final Valuation Date or the arithmetic average of the closing price of the Underlying Security on each of the valuation dates, or any other dates specified in the relevant pricing supplement, subject to anti-dilution adjustment.

Initial Valuation Date:       As specified in the relevant pricing supplement.

Issuance Date:                As specified in the relevant pricing supplement.

Final Valuation Date(s):      The Final Reference Price will be determined
                              either on a single date, which we refer to as the observation date, or over several dates, each of which we refer to as an averaging date, as specified in the relevant pricing supplement. We refer to such dates generally as valuation dates in this product prospectus supplement. Unless otherwise specified in the relevant pricing supplement, the valuation date will be the third trading day prior to the Maturity Date, subject to extension for up to ten business days for market disruption events.

Maturity Date:                As specified in the relevant pricing supplement,
                              subject to any prior Automatic Call, if
                              applicable.

CUSIP:                        As specified in the relevant pricing supplement.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Listing: The notes will not be listed on any securities exchange or quotation system.

Calculation agent:            The Bank of New York Mellon.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page 1 to read about investment risks relating to the bullish buffered enhanced return notes. Unless otherwise specified in the applicable pricing supplement, the principal of the bullish buffered enhanced return notes is not protected if the Final Reference Price falls below the Initial Reference Price by more than the Buffer Percentage and you could lose your entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this product prospectus supplement in the initial sale of a bullish buffered enhanced return note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this product prospectus supplement in a market-making transaction in a bullish buffered enhanced return note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         RBC Capital Markets Corporation

             Product Prospectus Supplement dated November 12, 2008.

--------------------------------------------------------------------------------
In this product prospectus supplement, when we refer to the "notes", including your notes, we mean the bullish buffered enhanced return notes unless the context requires otherwise. Also, references to the "accompanying prospectus" mean the accompanying prospectus, dated January 5, 2007, as supplemented by the accompanying prospectus supplement, dated February 28, 2007, of Royal Bank of Canada. References to the "relevant pricing supplement" or the "applicable pricing supplement" mean the pricing supplement that describes the specific terms of your notes.
--------------------------------------------------------------------------------

                         The Notes Are Part of a Series

     The bullish buffered enhanced return notes, including your notes, are part of a series of senior debt securities entitled "Senior Global Medium-Term Notes, Series C", that we may issue under our senior indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as amended from time to time (the "indenture"). The bullish buffered enhanced return notes, including your notes, are "indexed notes", as defined in the accompanying prospectus supplement. This product prospectus supplement summarizes financial and other terms that apply generally to the bullish buffered enhanced return notes, including your notes. We describe terms that apply generally to all Series C medium-term notes in "Description of the Notes We May Offer" in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

             Specific Terms Will Be Described in Pricing Supplements

     The specific terms of your notes will be described in the relevant pricing supplement accompanying this product prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus or prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement are controlling.

                                TABLE OF CONTENTS

Product Prospectus Supplement
Additional Risk Factors Specific to Your Notes.................................................................PS-1
General Terms of the Bullish Buffered Enhanced Return Notes....................................................PS-8
Hypothetical Returns on Your Notes............................................................................PS-20
Use of Proceeds And Hedging...................................................................................PS-21
Underlying Security Issuer....................................................................................PS-22
Historical Trading Price Information..........................................................................PS-24
Supplemental Discussion of Canadian Tax Consequences..........................................................PS-25
Supplemental Discussion of Federal Income Tax Consequences....................................................PS-27
Employee Retirement Income Security Act.......................................................................PS-30
Supplemental Plan of Distribution.............................................................................PS-31

Prospectus Supplement dated February 28, 2007
About This Prospectus Supplement................................................................................S-1
Risk Factors....................................................................................................S-1
Use of Proceeds.................................................................................................S-4
Description of the Notes We May Offer...........................................................................S-5
Certain Income Tax Consequences................................................................................S-24
Supplemental Plan of Distribution..............................................................................S-25
Documents Filed As Part of the Registration Statement..........................................................S-30

Prospectus dated January 5, 2007
Documents Incorporated by Reference...............................................................................2
Where You Can Find More Information...............................................................................3
Further Information...............................................................................................3
About This Prospectus.............................................................................................4
Presentation of Financial Information.............................................................................5
Caution Regarding Forward-Looking Information.....................................................................5
Royal Bank of Canada..............................................................................................6
Risk Factors......................................................................................................6
Use of Proceeds...................................................................................................6
Consolidated Ratios of Earnings to Fixed Charges..................................................................7
Consolidated Capitalization and Indebtedness......................................................................8
Description of Debt Securities....................................................................................9
Tax Consequences.................................................................................................26
Plan of Distribution.............................................................................................38
Benefit Plan Investor Considerations.............................................................................40
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others..............................41
Validity of Securities...........................................................................................41
Experts..........................................................................................................41
Supplemental Financial Statement Schedule........................................................................42
Other Expenses of Issuance and Distribution......................................................................45

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

--------------------------------------------------------------------------------
An investment in your notes is subject to the risks described below, as well as the risks described under "Risk Factors" in the accompanying prospectus, dated January 5, 2007, and the accompanying prospectus supplement, dated February 28, 2007. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in your notes is not equivalent to investing directly in the Underlying Security to which your notes are linked. You should carefully consider whether the bullish buffered enhanced return notes are suited to your particular circumstances. This product prospectus supplement should be read together with the accompanying prospectus, dated January 5, 2007, the accompanying prospectus supplement, dated February 28, 2007, and any relevant pricing supplement. The information in the accompanying prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and any relevant pricing supplement. This section describes the most significant risks relating to an investment in the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the accompanying prospectus, product prospectus supplement, and the applicable pricing supplement, before investing in the notes.
--------------------------------------------------------------------------------

Your Investment in the Notes May Result in a Loss.

     The notes do not guarantee any return of principal unless otherwise specified in the relevant pricing supplement. We will not repay you a fixed amount of principal on the notes on the Maturity Date. Unless your notes are automatically called upon the occurrence of an Automatic Call, the return on your notes at maturity will depend on the direction of and Percentage Change in the value of the Underlying Security from the Initial Valuation Date to the Final Valuation Date. Because the value of the Underlying Security will be subject to market fluctuations, the return on your notes you receive may be less than the principal amount per note. Unless your notes are automatically called upon the occurrence of an Automatic Call, if the Final Reference Price falls below the Initial Reference Price by more than the Buffer Percentage, the amount you receive at Maturity will be less than the principal amount per note even if the value of the Underlying Security is greater than the Initial Reference Price at certain periods during the term of the notes. As a result, you may receive less, and possibly significantly less, than the principal amount on your note.

The Buffer Percentage Provides Only Limited Principal Protection.

     The principal amount of your notes is protected only if the Final Reference Price is greater than the Initial Reference Price or does not fall below the Initial Reference Price by more than the Buffer Percentage. If the Final Reference Price of your notes decreases below the Initial Reference Price by more than the Buffer Percentage, you will lose some or all of your principal amount.

The Appreciation Potential of the Notes, if an Automatic Call Occurs, Will be Limited to the Call Payment Amount, and the Notes are Subject to an Automatic Call Prior to Maturity.

     The appreciation potential of the notes is limited by the Automatic Call and the corresponding Call Payment Amount. Once the trading price or closing price, as applicable, of the Underlying Security is greater than or equal to the Call Barrier Price during the Monitoring Period, the appreciation potential of the notes is limited to the Call Payment Amount. If an Automatic Call occurs, the return on the notes will equal the Call Coupon multiplied by the principal amount of the notes and will not be determined by reference to the change in price of the Underlying Security. This return may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Therefore your return may be less than the return you would have otherwise received if you had invested directly in the Underlying Security, or the stocks comprising the Underlying Security if it is an ETF. In addition, the automatic call feature of the notes may shorten the term of your investment.

Your Return May Be Lower Than the Return on Other Debt Securities of Comparable Maturity.

     The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. Your return may be less than the return you would earn if you bought a traditional interest bearing debt security of Royal Bank with the same stated Maturity Date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike traditional interest bearing debt securities, the notes do not guarantee the return of a principal amount on the Maturity Date.

The Notes Do Not Pay Interest or Guarantee Return of Your Investment.

     The notes do not pay interest prior to maturity or any Automatic Call and may return less, possibly significantly less, than the principal amount invested. The amount payable at maturity will be determined pursuant to the terms described in the pricing supplement. Unless your notes are automatically called upon the occurrence of an Automatic Call, if the Underlying Security depreciates between the Initial Valuation Date and the Final Valuation Date by more than the Buffer Percentage, at maturity you will lose a portion of your principal amount at a rate specified in the relevant pricing supplement.

Your Potential Payment at Maturity May Be Limited.

     The notes may provide less opportunity to participate in the appreciation of the Underlying Security than an investment in a security linked to the Underlying Security providing full participation in the appreciation, because the return on the notes is capped by either the Digital Coupon or the Maximum Redemption Amount. Moreover, if an Automatic Call occurs, the return on your notes will be limited to the Call Payment Amount. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security directly linked to the positive performance of the Underlying Security.

Owning the Notes Is Not the Same as Owning the Underlying Security or a Security Directly Linked to the Performance of the Underlying Security.

     The return on your notes will not reflect the return you would realize if you actually owned the Underlying Security or a security directly linked to the positive performance of the Underlying Security and held such investment for a similar period because:

     o the return on the notes at maturity is limited to the Maximum Redemption Amount or Digital Coupon or, upon the occurrence of an Automatic Call, to the Call Payment Amount; and

     o the notes do not take into consideration the value of the dividends paid on the Underlying Security.

     Even if the level of the Underlying Security appreciates from the Initial Reference Price during the term of the notes, the market value of the notes prior to maturity may not increase by the corresponding amount. It is also possible for the market value of the notes prior to maturity to decline while the level of the Underlying Security appreciates.

There May Not Be an Active Trading Market for the Notes--Sales in the Secondary Market May Result in Significant Losses.

     There may be little or no secondary market for the notes. The notes will not be listed or displayed on any securities exchange, the NASDAQ Global Market System or any electronic communications network. RBC Capital Markets Corporation and other affiliates of Royal Bank currently intend to make a market for the notes, although they are not required to do so. RBC Capital Markets Corporation or any other affiliate of Royal Bank may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

     If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.

     The notes have not been designated for trading in the PORTAL system maintained by the Financial Industry Regulatory Authority.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

     The following factors, which are beyond our control, may influence the market value of your notes:

     o    the trading or closing price of the Underlying Security;

     o the Maximum Redemption Amount, Digital Coupon or, upon the occurrence of an Automatic Call, the Call Payment Amount, on the notes could limit any potential return you may receive;

     o the volatility (i.e., the frequency and magnitude of changes) of the price of the Underlying Security;

     o the dividend rate on the Underlying Security (while not paid to holders of the notes, dividend payments on the Underlying Security may influence the market price of the Underlying Security and the market value of options on the Underlying Security and may therefore affect the market value of the notes);

     o for notes linked to an Underlying Security that is an ETF, the dividend yields of the equity securities held by the ETF;

     o economic, financial, regulatory, political, military, judicial and other events that affect stock markets generally and U.S stock markets in particular, and which may affect the market price of the Underlying Security;

     o    interest and yield rates in the market; and

     o    the time remaining to maturity.

     These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes. You cannot predict the future performance of the Underlying Security based on its historical performance.

If the Price of the Underlying Security Changes, the Market Value of Your Notes May Not Change in the Same Manner.

     Your notes may trade quite differently from the Underlying Security. Changes in the price of the Underlying Security may not result in comparable changes in the market value of your notes. If the Final closing price of the Underlying Security on any trading day increases above the Initial Reference Price, the value of the notes may not increase comparably, if at all. It is also possible for the value of the Underlying Security to increase while the value of the notes declines.

The correlation between the performance of an ETF and its underlying index may be imperfect.

     The ETF that may comprise the Underlying Security of your notes will attempt to track the performance of an equity security index that underlies that ETF. Owning shares in an ETF is thus not the same as owning a security linked directly to the underlying index or the securities underlying that index, and there may be a discrepancy between the performance of the underlying index and the performance of the ETF linked to that index. Moreover, because the shares of the ETF are traded on stock exchanges and are subject to market supply and investor demand, the market value of one share of an ETF may differ from the net asset value per share of the ETF. Because of these potential discrepancies, the ETF return may not correlate perfectly with the return on the index to which the ETF is linked over the same period.

We Will Not Hold Shares of the Underlying Security for Your Benefit.

     The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the Underlying Security acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the Underlying Security for your benefit in order to enable you to exchange your notes for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any such Underlying Security owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Will Not Have Any Shareholder Rights and Will Have No Right to Receive any Shares of the Underlying Security at Maturity.

     Investing in the notes will not make you a holder of the Underlying Security. Neither you nor any other holder or owner of the notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the Underlying Security.

Changes that Affect the Underlying Security will Affect the Market Value of the Notes and the Amount you will Receive at Maturity.

     Changes affecting the Underlying Security, such as stock dividends, reorganizations or mergers, are reflected in the price of the Underlying Security and therefore could affect the amount payable on the notes at maturity and the market value of the notes prior to maturity. For notes linked to an Underlying Security that is an ETF, the policies concerning the calculation of the ETF, additions, deletions or substitutions of the securities underlying the index to which the ETF is linked and the manner in which changes affecting such securities or the issuers of such securities, such as stock dividends, reorganizations or mergers, are reflected in the index, could affect the value of the ETF and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if these policies are changed, for example by changing the manner in which the composition of securities underlying the index to which the ETF is linked is calculated, or if the index to which an ETF is linked is suspended or discontinued, in which case it may become difficult to determine the market value of the notes.

     If events such as these occur, the Calculation Agent--which initially will be The Bank of New York Mellon--may adjust the Initial Reference Price. See "General Terms of the Bullish Buffered Enhanced Return Notes--Anti-Dilution Adjustments" beginning on page PS-12. If the Final Reference Price is not available because of a market disruption event or for any other reason, the Calculation Agent will determine the Final Reference Price or fair market value of the notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

Trading and Other Transactions by Royal Bank or its Affiliates in the Underlying Security, Futures, Options, Exchange-Traded Funds or Other Derivative Products on the Underlying Security May Impair the Market Value of the Notes.

     As described below under "Use of Proceeds and Hedging", we or one or more affiliates may hedge our obligations under the notes by purchasing or selling the Underlying Security, futures or options on the Underlying Security, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Underlying Security, and we may adjust these hedges by, among other things, purchasing or selling the Underlying Security, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Underlying Security at any time. Although they are not expected to, any of these hedging activities may decrease the market price of the Underlying Security, and, therefore, decrease the market value of the notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

     We or one or more of our affiliates may also engage in trading in the Underlying Security and other investments relating to the Underlying Security on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could decrease the market price of the Underlying Security and, therefore, decrease the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Underlying Security. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Our Cost of Hedging Our Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity.

     The price at which you purchase the notes includes a selling concession (including a broker's commission), as well as the costs that we (or one of our affiliates) expect to incur in the hedging of our market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price. We expect that this effect will be greater if it occurs earlier in the term of the notes than if it occurs later in the term of the notes.

We Have No Affiliation With the Underlying Security Issuer and Will Not Be Responsible for its Public Disclosure of Information.

     The Underlying Security Issuer is not an affiliate of ours and is not involved in any of our offerings of notes pursuant to this product prospectus supplement in any way. Consequently, we have no control of the actions of the issuer of the Underlying Security, including any corporate actions of the type that would require the Calculation Agent to adjust the payment to you at maturity or, for notes linked to an Underlying Security that is an ETF, any changes in the policies concerning, among other things, the calculation of the value of the ETF or the calculation or the composition of the securities in the index underlying the ETF. Neither the Underlying Security Issuer nor the sponsor of the ETF has any obligation of any sort with respect to the notes. Thus, the Underlying Security Issuer or sponsor has no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the notes. None of the money you pay for the notes will go to the Underlying Security Issuer or ETF sponsor.

     In addition, as we are not affiliated with the Underlying Security Issuer or the ETF sponsor, we do not assume any responsibility for the adequacy of the information about the Underlying Security or the Underlying Security Issuer or sponsor contained in this product prospectus supplement, any pricing supplement or in any of the Underlying Security Issuer's publicly available filings. We are not responsible for such Underlying Security Issuer's or sponsor's public disclosure of information about itself or the Underlying Security, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into the Underlying Security and its issuer or sponsor.

The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest.

     As noted above, we and our affiliates expect to engage in trading activities related to the Underlying Security that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of the Underlying Security, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates may, at present or in the future, engage in business with the issuer of the Underlying Security or the sponsor of the ETF, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates' obligations and the interests of holders of the notes as beneficial owners of the notes. Moreover, we and our affiliates may have published, and in the future expect to publish, research reports with respect to the issuer of the Underlying Security or, for notes linked to an Underlying Security that is an ETF, research reports on the equity securities to which an ETF is linked. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the market price of the Underlying Security and, therefore, the market value of the notes.

The Calculation Agent Can Postpone the Calculation of the Final Reference Price on the Final Valuation Date if a Market Disruption Event Occurs on the Final Valuation Date.

     The determination of the Final Reference Price may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on the Final Valuation Date with respect to the Underlying Security. If such a postponement occurs, the Calculation Agent will use the closing price of the Underlying Security on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the Final Valuation Date be postponed by more than ten business days. As a result, the Maturity Date for the notes could also be postponed, although not by more than ten business days.

     If the determination of the Final Reference Price is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Final Reference Price will be determined by the Calculation Agent. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the Final Reference Price that would have prevailed in the absence of the market disruption event. See "General Terms of the Bullish Buffered Enhanced Return Notes--Consequences of Market Disruption Events" beginning on page PS-11.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

     The Calculation Agent will, among other things, decide the amount of your Payment at Maturity on the notes. We may change the Calculation Agent after the original issue date without notice to you. For a fuller description of the Calculation Agent's role, see "General Terms of the Bullish Buffered Enhanced Return Notes--Role of Calculation Agent". The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Underlying Security has occurred. This determination may, in turn, depend on the Calculation Agent's judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the Calculation Agent will affect the Payment at Maturity on the notes, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

Historical Performance of the Underlying Security Should Not Be Taken as an Indication of the Future Performance of the Underlying Security During the Term of the Notes.

     The performance of the Underlying Security will principally determine the value of the notes at maturity and the extent to which there may occur an Automatic Call prior to maturity. The historical performance of the Underlying Security does not necessarily give an indication of the future performance of the Underlying Security. As a result, it is impossible to predict whether the price of the Underlying Security will rise or fall during the term of the notes. The price of the Underlying Security will be influenced by complex and interrelated political, economic, financial and other factors.

You Will Have Limited Anti-dilution Protection.

     For notes linked to an Underlying Security that is an equity security, The Bank of New York Mellon, as Calculation Agent for your notes, will adjust the Initial Reference Price for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the Underlying Security Issuer's capital structure, but only in the situations we describe in "General Terms of the Bullish Buffered Enhanced Return Notes -- Anti-dilution Adjustments." The Calculation Agent will not be required to make an adjustment for every corporate event that may affect the Underlying Security. For example, the Calculation Agent will not adjust the Initial Reference Price for events such as an offering of the Underlying Security for cash by the Underlying Security Issuer, a tender or exchange offer for the Underlying Security at a premium to its then-current market price by the Underlying Security Issuer or a tender or exchange offer for less than all outstanding shares of the Underlying Security by a third party. Those events or other actions by the Underlying Security Issuer or a third party may nevertheless adversely affect the market price of the Underlying Security and, therefore, adversely affect the value of your notes.

Significant Aspects of the Tax Treatment of the Notes are Uncertain.

     The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement.

     On December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

     In addition, legislation has been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of the notes.

     Please read carefully the sections entitled "Supplemental Discussion of U.S. Federal Income Tax Consequences" in this product prospectus supplement, the section "Tax Consequences" in the accompanying prospectus and the section entitled "Certain Income Tax Consequences" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

     The notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

     This product prospectus supplement contains a general description of certain U.S. and Canadian tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

     Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the bullish buffered enhanced return notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the bullish buffered enhanced return notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the bullish buffered enhanced return notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

           GENERAL TERMS OF THE BULLISH BUFFERED ENHANCED RETURN NOTES

--------------------------------------------------------------------------------
Please note that in this section entitled "General Terms of the Bullish Buffered Enhanced Return Notes", references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company ("DTC") or another depositary. Owners of beneficial interests in the notes should read the section entitled "Description of the Notes We May Offer--Legal Ownership" in the accompanying prospectus supplement and "Description of Debt Securities--Ownership and Book-Entry Issuance" in the accompanying prospectus.
--------------------------------------------------------------------------------

     In addition to the terms described on the front and inside cover of this product prospectus supplement, the following general terms will apply to the bullish buffered enhanced return notes, including your notes:

Specified Currency

     Unless otherwise specified in the relevant pricing supplement, all payments, if any, of principal and interest will be made in U.S. dollars ("$").

Form and Denomination

     The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be $1,000 and integral multiples in excess thereof.

No Listing

     Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

     Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

     o the default amount will be payable on any acceleration of the maturity of your notes as described under "-- Special Calculation Provisions" below;

     o anti-dilution provisions will apply to your notes as described under "-- Anti-dilution Adjustments" below;

     o a business day for your notes will have the meaning described under "-- Special Calculation Provisions" below; and

     o a trading day for your notes will have the meaning described under "-- Special Calculation Provisions" below.

     Please note that the information about the Issuance or Initial Valuation Date, issue price discounts or commissions and net proceeds to Royal Bank in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Underlying Security and Underlying Security Issuer or Sponsor

     In this product prospectus supplement, when we refer to the Underlying Security, we mean the Underlying Security as specified in the relevant pricing supplement, and when we refer to the Underlying Security Issuer, we mean the issuer specified in the applicable pricing supplement, except as described under "-- Anti-dilution Adjustments -- Reorganization Events" and "Anti-dilution Adjustments -- Distribution Property" below.

     The notes have not been passed on by the Underlying Security Issuer or ETF sponsor as to their legality or suitability. The notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the Underlying Security Issuer or ETF sponsor. The trademarks, service marks or registered trademarks of the Underlying Security Issuer or ETF sponsor are the property of their owner. The Underlying Security Issuer or sponsor makes no warranties and bears no liabilities with respect to the notes or to the administration or operation of the notes. This product prospectus supplement relates only to the notes offered by the relevant pricing supplement and does not relate to any Underlying Security of any Underlying Security Issuer.

     Information regarding the Underlying Security or an Underlying Security Issuer or sponsor may be obtained from various public sources including, but not limited to, press releases, newspaper articles, the issuer website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to in the previous sentence relating to the Underlying Security or any other publicly available information regarding the Underlying Security Issuer or sponsor. In connection with any issuance of notes under the product prospectus supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the Underlying Security Issuer or sponsor. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the price of the Underlying Security (and therefore the price of the Underlying Security at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Underlying Security Issuer or sponsor could affect the interest, payments at maturity or any other amounts payable on your notes and therefore the market value of the notes in the secondary market, if any.

Payment at Maturity

     At maturity, if an Automatic Call has not occurred, you will receive a cash payment that is based on the value of the Underlying Security. If the price of the Underlying Security on the final valuation date is greater than the price of the Underlying Security on the initial valuation date, you will receive a return on the notes based on either a Participation Coupon or a Digital Coupon, as specified in the applicable pricing supplement.

     If your notes have a Participation Coupon, the return on the notes will be enhanced by a Leverage Factor up to a Maximum Redemption Amount on the notes. The Leverage Factor and Maximum Redemption Amount for any note that we may offer will be specified in the applicable pricing supplement.

     If your notes have a Digital Coupon, you will receive interest on your notes for the entire term of the notes equal to the Digital Coupon specified in the applicable pricing supplement.

     If the notes are automatically called upon the occurrence of an Automatic Call, then you will receive in cash the principal amount plus the Call Payment Amount, as set out under "Automatic Call," below. The notes will not pay interest.

     If the return on the Underlying Security is negative, the return on the notes may be less than the principal amount, depending on whether the Final Reference Price falls below the Initial Reference Price by more than the Buffer Percentage.

     The Payment at Maturity is based on the Percentage Change of the Underlying Security. The Underlying Security return is the difference between the Final Reference Price and the Initial Reference Price and is expressed as a percentage of the Initial Reference Price. The Percentage Change, and in turn, the Underlying Security return may be positive or negative and is calculated using the following formula:

                 Final Reference Price - Initial Reference Price
                 -----------------------------------------------
                             Initial Reference Price

        If the Final Reference Price is greater than the Initial Reference Price, then, at maturity, the investor will receive:

     (a)  For notes with a Participation Coupon, the lesser of:

     1. Principal Amount + (Principal Amount x Percentage Change x Leverage Factor); and

     2.   Maximum Redemption Amount

     or

     (b)  For notes with a Digital Coupon, an amount equal to:

     Principal Amount + (Principal Amount x Digital Coupon)

         If the Final Reference Price is equal to the Initial Reference Price or decreases below the Initial Reference Price by no more than the Buffer Percentage, then, at maturity, the investor will receive the Principal Amount.

         If the Final Reference Price decreases below the Initial Reference Price by more than the Buffer Percentage, then, at maturity, the investor will receive less than all of the Principal Amount, in an amount equal to:

          (a)  For notes subject to a Leveraged Buffer:

               Principal Amount + [(Principal Amount x (Percentage Change + Buffer Percentage)) x Downside Multiplier],

         or

          (b)  For notes subject to a Unleveraged Buffer:

               Principal Amount + (Principal Amount x (Percentage Change + Buffer Percentage))

The Buffer will be specified in the relevant pricing supplement (either a Leveraged Buffer or an Unleveraged Buffer).

The Leverage Factor will be specified in the relevant pricing supplement, if applicable.

The Maximum Redemption Amount will be specified in the relevant pricing supplement, if applicable.

The Digital Coupon will be specified in the relevant pricing supplement, if applicable.

The Buffer Percentage will be specified in the relevant pricing supplement.

The Downside Multiplier will be specified in the relevant pricing supplement.

Automatic Call

If the Automatic Call feature is specified in the relevant pricing supplement as being "Applicable," then the following provisions shall apply:

     For notes with Intra-Day Monitoring, if, at any time during the Call Monitoring Period, the trading price of the Underlying Security is greater than or equal to the Call Barrier Price, then the notes will be automatically called (an "Automatic Call") on such trading day (the "Call Date") for a cash payment per note equal to the Call Payment Amount, payable on the Call Settlement Date.

     For notes with Close-of-Trading Monitoring, if, on any trading day during the Call Monitoring Period, the closing price of the Underlying Security is greater than or equal to the Call Barrier Price, then the notes will be automatically called (an "Automatic Call") on such trading day (the "Call Date") for a cash payment per note equal to the Call Payment Amount, payable on the Call Settlement Date.

     The relevant pricing supplement will specify whether Intra-Day Monitoring or Close-of-Trading Monitoring is applicable to the notes.

     The Call Payment Amount will be:

     Principal Amount + (Principal Amount x Call Coupon)

     The Call Monitoring Period will be, unless otherwise specified in the relevant pricing supplement, each day from the pricing date to and including the Final Valuation Date.

     The Call Barrier Price will be specified in the relevant pricing supplement.

     The Call Settlement Date will be, unless otherwise specified in the relevant pricing supplement, the third business day after the Call Date or, if the Call Date is the Final Valuation Date, the Maturity Date subject to postponement as described under "General Terms of the Bullish Buffered Enhanced Return Notes -- Maturity Date."

     The Call Coupon will be expressed as a percentage and specified in the relevant pricing supplement.

Maturity Date

     The Maturity Date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the Maturity Date will be the next following business day. If the third trading day before the Maturity Date is not the valuation date described below, however, then the Maturity Date will be the third business day following the valuation date, provided that the Maturity Date will never be later than the third business day after the relevant specified date or, if the relevant specified date is not a business day, later than the fourth business day after the relevant specified date. The Calculation Agent may postpone the valuation date -- and therefore the Maturity Date -- if a market disruption event occurs or is continuing on a day that would otherwise be the valuation date. We describe market disruption events under "-- Market Disruption Event" below. No interest will accrue past the Maturity Date specified in the relevant pricing supplement.

Final Valuation Date

     Unless otherwise specified in the relevant pricing supplement, the Final Valuation Date will be the third trading day before the date specified as the Maturity Date in the relevant pricing supplement, unless the Calculation Agent determines that a market disruption event occurs or is continuing on that third prior trading day. If a market disruption event occurs, the Final Valuation Date will be the first following trading day on which the Calculation Agent determines that a market disruption event is not continuing. In no event, however, will the Final Valuation Date be later than the relevant specified Maturity Date or, if the relevant specified Maturity Date is not a business day, later than the first business day after the relevant specified date.

Consequences of Market Disruption Events

     If the Calculation Agent determines that, on the Final Valuation Date, a market disruption event has occurred or is continuing with respect to the Underlying Security, the valuation, and thus the determination of the Final Reference Price may be postponed. If such a postponement occurs, the Calculation Agent will use the closing price of the Underlying Security on the first business day on which no market disruption event occurs or is continuing. However, in no event will the determination of the Final Reference Price be postponed by more than ten business days.

     If the determination of the Final Reference Price is postponed to the last possible day, but a market disruption event for the Underlying Security occurs or is continuing on that day, that day will be the date on which the Final Reference Price will be determined by the Calculation Agent. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the Final Reference Price that would have prevailed in the absence of the market disruption event.

     Any of the following will be a market disruption event:

     o a suspension, absence or material limitation of trading in the Underlying Security for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the Calculation Agent in its sole discretion;

     o in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect.

     The following events will not be market disruption events:

     o a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

     o    a decision to permanently discontinue trading in the Underlying
          Security.

Anti-dilution Adjustments

     The Initial Reference Price and Call Barrier Price will be specified in the relevant pricing supplement. For notes linked to an Underlying Security that is an equity security, the Calculation Agent will adjust the Initial Reference Price and Call Barrier Price if any of the dilution events described below occurs with respect to the Underlying Security.

     The Calculation Agent will adjust the Initial Reference Price and Call Barrier Price as described below, but only if an event below under this "-- Anti-dilution Adjustments" section occurs with respect to the Underlying Security and only if the relevant event occurs during the period described under the applicable subsection. The Initial Reference Price and Call Barrier Price will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the Underlying Security.

     If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Reference Price and Call Barrier Price, the Calculation Agent will adjust that Initial Reference Price and Call Barrier Price for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the Initial Reference Price and Call Barrier Price for the first event, the Calculation Agent will adjust the Initial Reference Price and Call Barrier Price for the second event, applying the required adjustment to the Initial Reference Price and Call Barrier Price as already adjusted for the first event, and so on for each event. If an event requiring an anti-dilution adjustment occurs, the Calculation Agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The Calculation Agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

     A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

     If the Underlying Security is subject to a stock split or receives a stock dividend, then the Calculation Agent will adjust the Initial Reference Price and Call Barrier Price by dividing the prior Initial Reference Price and Call Barrier Price--that is, the Initial Reference Price and Call Barrier Price before the stock split or stock dividend--by the number equal to: (1) the number of shares of the Underlying Security outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the Underlying Security outstanding immediately before the stock split or stock dividend becomes effective. The Initial Reference Price and Call Barrier Price will not be adjusted, however, unless:

     o in the case of a stock split, the first day on which the Underlying Security trades without the right to receive the stock split occurs after the pricing date and on or before the valuation date on which the Underlying Security's individual return is calculated; or

     o in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the valuation date on which the Underlying Security's individual return is calculated.

     The ex-dividend date for any dividend or other distribution with respect to the Underlying Security is the first day on which the Underlying Security trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

     A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth more as a result of a reverse stock split.

     If the Underlying Security is subject to a reverse stock split, then the Calculation Agent will adjust the Initial Reference Price and Call Barrier Price by multiplying the prior Initial Reference Price and Call Barrier Price by a number equal to: (1) the number of shares of the Underlying Security outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the Underlying Security outstanding immediately after the reverse stock split becomes effective. The Initial Reference Price and Call Barrier Price will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the valuation date on which the Underlying Security's return is calculated.

Extraordinary Dividends

     Any distribution or dividend on the Underlying Security determined by the Calculation Agent to be a distribution or dividend that is not in the ordinary course of the issuer's historical dividend practices will be deemed to be an extraordinary dividend. The Calculation Agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

     If any extraordinary dividend occurs with respect to the Underlying Security, the Calculation Agent will adjust the Initial Reference Price and Call Barrier Price to equal the product of: (1) the prior Initial Reference Price and Call Barrier Price, times (2) a fraction, the numerator of which is the amount by which the closing price of the Underlying Security on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of the Underlying Security on the business day before the ex-dividend date. The Initial Reference Price and Call Barrier Price will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the valuation date on which the Underlying Security's return is calculated.

     The extraordinary dividend amount with respect to an extraordinary dividend for the Underlying Security equals:

     o for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Underlying Security minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Underlying Security; or

     o for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

     To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution on the Underlying Security that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Initial Reference Price and Call Barrier Price only as described under "--Stock Splits and Stock Dividends" above, "--Transferable Rights and Warrants" below or "--Reorganization Events" below, as the case may be, and not as described here.

Transferable Rights and Warrants

     If the issuer of the Underlying Security issues transferable rights or warrants to all holders of the Underlying Security to subscribe for or purchase the Underlying Security at an exercise price per share that is less than the closing price of the Underlying Security on the business day before the ex-dividend date for the issuance, then the applicable Initial Reference Price and Call Barrier Price will be adjusted by multiplying the prior Initial Reference Price and Call Barrier Price by the following fraction:

     o the numerator will be the number of shares of the Underlying Security outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Underlying Security that the aggregate offering price of the total number of shares of the Underlying Security so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the closing price on the business day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the business day before that ex-dividend date.

     o the denominator will be the number of shares of the Underlying Security outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Underlying Security offered for subscription or purchase under those transferable rights or warrants.

     The Initial Reference Price and Call Barrier Price will not be adjusted, however, unless the ex-dividend date described above occurs after the pricing date and on or before the valuation date on which the Underlying Security's return is calculated.

Reorganization Events

     If the Underlying Security Issuer undergoes a reorganization event in which property other than the Underlying Security--e.g., cash and securities of another issuer--is distributed in respect of the Underlying Security, then, for purposes of calculating the performance rate of the Underlying Security, the Calculation Agent will determine the closing price of the Underlying Security on the valuation date to equal the value of the cash, securities and other property distributed in respect of one share of the Underlying Security.

     If the Calculation Agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the Calculation Agent will, in its sole discretion, substitute another stock for that Underlying Security.

     Each of the following is a reorganization event with respect to the Underlying Security:

     o    the Underlying Security is reclassified or changed;

     o the Underlying Security Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

     o a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

     o the Underlying Security Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

     o the Underlying Security Issuer effects a spin-off--that is, issues to all holders of the Underlying Security equity securities of another issuer, other than as part of an event described in the four bullet points above;

     o the Underlying Security Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

     o another entity completes a tender or exchange offer for all of the outstanding stock of the Underlying Security Issuer.

Valuation of Distribution Property

     If a reorganization event occurs with respect to the Underlying Security, and the Calculation Agent does not substitute another stock for the Underlying Security as described in "--Substitution" below, then the Calculation Agent will determine the applicable closing price on each valuation date so as to equal the value of the property--whether it be cash, securities or other property--distributed in the reorganization event in respect of one share of the Underlying Security, as the Underlying Security existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The Calculation Agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the valuation date on which the Underlying Security's return is calculated.

     For the purpose of making a determination required by a reorganization event, the Calculation Agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the Calculation Agent will use the closing price for the security on the relevant date. The Calculation Agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the Underlying Security may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the Calculation Agent in its sole discretion.

     If a reorganization event occurs and the Calculation Agent adjusts the closing price of the Underlying Security on a valuation date to equal the value of the distribution property distributed in the event, as described above, the Calculation Agent will make further determinations for later events that affect the distribution property considered in determining the closing price. The Calculation Agent will do so to the same extent that it would make determinations if the Underlying Security were outstanding and were affected by the same kinds of events.

     For example, if the Underlying Security Issuer merges into another company and each share of the Underlying Security is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each valuation date the closing price of a share of the Underlying Security will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The Calculation Agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in "--Anti-Dilution Adjustments" or as described above in this "--Reorganization Events" section as if the common shares were the Underlying Security. In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

     When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of the Underlying Security or in respect of whatever securities whose value determines the closing price on a valuation date if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes the Underlying Security in respect of which the distribution is made.

     If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Underlying Security as described above. Consequently, in this product prospectus supplement, when we refer to the Underlying Security, we mean any distribution property that is distributed in a reorganization event in respect of the Underlying Security. Similarly, when we refer to the Underlying Security Issuer, we mean any successor entity in a reorganization event.

Substitution

     If the Calculation Agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the Underlying Security upon becoming subject to a reorganization event, then the Calculation Agent will, in its sole discretion, substitute another stock for the Underlying Security. In such case, the adjustments described above in "--Valuation of Distribution Property" will not apply.

     If the Calculation Agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for the Underlying Security. For all purposes, the substitute stock will be deemed to be a stock for purposes hereof.

     The Calculation Agent will determine, in its sole discretion, the Initial Reference Price, the Call Barrier Price and/or the manner of valuation of the substitute stock. The Calculation Agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Other Events

     The Calculation Agent is empowered to make such adjustments to the terms of the notes for other events not described above (including events with respect to an Underlying Security that is an ETF) in its sole discretion.

Payment of Additional Amounts

     We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("taxes") now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

     However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an "Excluded Holder", in respect of a beneficial owner:

     (i) with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

     (ii) which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder's activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;

     (iii) which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the "relevant date" in relation to any payments on any note means:

          (a)  the due date for payment thereof, or

          (b) if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or

     (iv) who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

     For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

     We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and
(y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder's net income or capital.

     For additional information, see the section entitled "Supplemental Discussion of Canadian Tax Consequences".

Default Amount on Acceleration

     If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under "--Default Amount".

     For the purpose of determining whether the holders of our medium-term notes are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities--Modification and Waiver of the Debt Securities" and "--Events of Default".

Default Amount

     The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

     o the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

     o the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

     During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

     The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

     o    no default quotation is obtained, or

     o every quotation of that kind obtained is objected to within five business days after the due date as described above.

     If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

     In any event, if the default quotation period and the subsequent two business day objection period have not ended before the Final Valuation Date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

     For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

     o A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

     o P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

     Any payment on or delivery of the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

     As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your note, however, the term business day may have a different meaning than it does for other Series C medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

Role of Calculation Agent

     The Calculation Agent will make all determinations regarding the price of the Underlying Security, modified business days, market disruption events, the default amount, and the amount payable on your notes. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the Calculation Agent.

     Please note that The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., is currently serving as the Calculation Agent for the notes. We may change the Calculation Agent for your notes at any time without notice and The Bank of New York Mellon may resign as Calculation Agent at any time upon 60 days' written notice to Royal Bank.

Special Calculation Provisions

Business Day

     When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus supplement, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each interest payment date as well as the Maturity Date for your notes, all as described in this product prospectus supplement.

Trading Day

     When we refer to a trading day with respect to your notes, we mean a day on which the principal trading market for the Underlying Security is open for trading, unless otherwise specified in the relevant pricing supplement.

Closing Level

     The closing level for any Underlying Security on any day will be determined in the manner specified in the relevant pricing supplement.

                       HYPOTHETICAL RETURNS ON YOUR NOTES

     The relevant pricing supplement may include a table or chart showing a hypothetical amount that could be delivered for your notes at maturity, based on a range of hypothetical reference prices and on various key assumptions (including whether or not the notes would be subject to an Automatic Call) shown in the relevant pricing supplement.

     Any table or chart showing hypothetical amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market prices of the Underlying Security on the any valuation date as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The hypothetical amounts listed in the relevant pricing supplement will be entirely hypothetical. They will be based on market prices for the Underlying Security that may not be achieved on the relevant valuation date and on assumptions that may prove to be erroneous.

     As calculated in the relevant pricing supplement, the hypothetical amounts on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to -- and may be much less than -- the financial return that you might achieve were you to invest in the Underlying Security directly. Among other things, the financial return on the Underlying Security would not be limited by the principal amount of your notes and an investment in the Underlying Security is likely to have tax consequences that are different from an investment in your notes.

     We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under "Additional Risk Factors Specific to Your Notes" above.

--------------------------------------------------------------------------------
We cannot predict the market prices of the Underlying Security or, therefore, the Final Reference Price for your notes or whether your notes would be subject to an Automatic Call. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be delivered in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the Underlying Security.
--------------------------------------------------------------------------------

                           USE OF PROCEEDS AND HEDGING

     We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the attached prospectus supplement under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

     In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities linked to the Underlying Security and/or listed and/or over-the-counter derivative instruments linked to the Underlying Security prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

     o    acquire or dispose of the Underlying Security;

     o acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the price of the Underlying Security; or

     o    any combination of the above two.

     We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

     We or our affiliates may close out our or their hedge on or before the Final Valuation Date. That step may involve sales or purchases of the Underlying Security or over-the-counter derivative instruments linked to the Underlying Security.

--------------------------------------------------------------------------------
The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Additional Risk Factors Specific to Your Notes -- Trading and Other Transactions by Royal Bank or its Affiliates in the Underlying Security, or in Options or Other Derivative Products Limited to the Underlying Security May Adversely Affect the Market Value of the Notes" and
"-- The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest" in this product prospectus supplement for a discussion of these adverse effects.
--------------------------------------------------------------------------------

                           UNDERLYING SECURITY ISSUER

     In the relevant pricing supplement, we will provide summary information on the business of the Underlying Security Issuer (for notes linked to an Underlying Security that is an equity security) based on its publicly available documents.

Where Information About the Underlying Security Issuer Can Be Obtained

     For notes linked to an Underlying Security that is an equity security, the Underlying Security will be registered under the United States Securities Exchange Act of 1934, as amended ("Exchange Act"). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission ("SEC") periodically. Such information is filed with the SEC and can be inspected and copied by you at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the Underlying Security Issuer with the SEC electronically is available to the public over the Internet at the SEC's website at http://www.sec.gov. Information filed with the SEC by the Underlying Security Issuer under the Exchange Act can be located by referencing its SEC file number, which will be specified in the relevant pricing supplement. In addition, information about the Underlying Security Issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

     For notes linked to an Underlying Security that is an ETF, the Underlying Security will be an investment fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, and with certain variations for timing mismatches, of an underlying equity securities index. While ETFs track the performance of an index, ETFs also trade as securities on stock exchanges. Examples of ETFs linked to equity security indices (but not necessarily the ETF that may comprise the Underlying Security of your notes) include iShares(R), SPDR and Vanguard ETFs. Information about the ETF that may comprise the Underlying Security of your notes will be provided in the relevant pricing supplement.

We Will Obtain the Information About the Underlying Security Issuer in the Relevant Pricing Supplement from the Underlying Security Issuer's Public Filings and We Will Neither Participate in the Preparation of Any of Those Documents nor Represent that those Documents Are Accurate or Complete

     The relevant pricing supplement will relate only to your notes and will not relate to the Underlying Security or other securities of the Underlying Security Issuer. We will derive all information about the Underlying Security Issuer in the relevant pricing supplement from the publicly available documents referred to in the preceding subsection. The Underlying Security Issuer will not be involved with this offering in any way. Consequently, we have no ability to control the actions of the Underlying Security Issuer, including any corporate actions of the type that would require the Calculation Agent to adjust the payout to you at maturity or, for notes linked to an Underlying Security that is an ETF, any changes in the policies concerning, among other things, the calculation of the value of the ETF or the calculation or the composition of the index underlying the ETF. The Underlying Security Issuer or ETF sponsor has no obligation to consider your interest as an investor in the notes in taking any actions that might affect them. We have no ability to control the public disclosure of these actions or any events or circumstances affecting them. Each note is an unsecured debt obligation of Royal Bank of Canada only and is not an obligation of the Underlying Security Issuer or ETF sponsor. None of the money you pay for your notes will go to the Underlying Security Issuer or ETF sponsor. The Underlying Security Issuer or ETF sponsor may take actions that will adversely affect the market value of the note.

     We will not participate in the preparation of any of those documents or make any "due diligence" investigation or inquiry with respect to the Underlying Security Issuer or sponsor in connection with the offering of your notes. We will not make any representation that any publicly available document or any other publicly available information about the Underlying Security Issuer or the ETF is accurate or complete. Furthermore, we will not know whether all events occurring before the date of the relevant pricing supplement -- including events that would affect the accuracy or completeness of the publicly available documents referred to above, the trading price of the Underlying Security and, therefore, the Payment at Maturity -- have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the Underlying Security Issuer or sponsor could affect the value you will receive at maturity and, therefore, the market value of your notes.

     Neither we nor any of our affiliates will make any representation to you as to the performance of the Underlying Security.

     We or any of our affiliates may presently or from time to time engage in business with the Underlying Security Issuer or ETF sponsor without regard to your interest, including extending loans to, or making equity investments in, the Underlying Security Issuer or ETF sponsor or providing advisory services to the Underlying Security Issuer, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the Underlying Security Issuer or ETF sponsor. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published or in the future may publish research reports with respect to the Underlying Security Issuer or, for notes linked to an Underlying Security that is an ETF, research reports on the equity securities included in an index to which an ETF is linked. Any prospective purchaser of the notes should undertake an independent investigation of the Underlying Security Issuer or ETF sponsor as in its judgment is appropriate to make an informed decision regarding an investment in the notes.

                      HISTORICAL TRADING PRICE INFORMATION

     We may provide historical price information on the Underlying Security in the relevant pricing supplement. You should not take any such historical prices of the Underlying Security as an indication of the future performance. We cannot give you any assurance that the price of the Underlying Security will not decrease by more than the Buffer Percentage, thus preventing you from receiving an amount equal to the principal amount of your notes at maturity.

     Because the cash delivery amount on your notes is linked to the closing price of the Underlying Security on the valuation date and is to be determined under a formula that caps the rate of return on your notes, and because your notes may be subject to an Automatic Call, the principal of your notes is not protected and the rate of return on your notes may be less than that on the Underlying Security over a comparable period. See "Additional Risk Factors Specific to Your Notes -- Your Investment in the Notes May Result in a Loss" above for more information about this risk.

              SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

The following discussion supersedes in its entirety the description of the material Canadian federal income tax considerations relevant to owning debt securities under "Canadian Taxation" in the accompanying prospectus.

     In the opinion of Ogilvy Renault LLP, Canadian tax counsel to the Royal Bank of Canada, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Act") and Income Tax Regulations (the "Regulations") generally applicable to a holder of notes who acquires notes pursuant to this Product Prospectus Supplement, and who, at all relevant times, is not resident and is not deemed to be resident in Canada, who deals at arm's length with Royal Bank and who does not use or hold and is not deemed to use or hold notes in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a "Non-resident Holder").

     This summary is based upon the provisions of the Act and the Regulations in force on the date hereof, proposed amendments to the Act and the Regulations in a form publicly announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (included for this purpose in the reference to the Act and Regulations) and the current administrative practices and policies published in writing by the Canada Revenue Agency. This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation. Subsequent developments could have a material effect on the following description.

     Canadian federal income tax considerations applicable to notes may be described particularly, when such notes are offered, in the pricing supplement related thereto. In the event the Canadian federal income tax are described in such pricing supplement, the following description will be superseded by the description in the pricing supplement to the extent indicated therein.

     Interest paid or credited or deemed to be paid or credited by Royal Bank on a note (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the note in certain cases involving the assignment or other transfer of a note to a resident or deemed resident of Canada) to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a "prescribed obligation" described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation. A "prescribed obligation" is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. If any interest paid or credited or deemed to be paid or credited on a note is to be calculated by reference to an index or exchange traded fund which could be viewed as a proxy for the profit of Royal Bank, such interest may be subject to Canadian non-resident withholding tax. The Canadian withholding tax implications of such an issuance will be described particularly in the relevant pricing supplement if such notes are offered.

     In the event that a note is redeemed, cancelled, or repurchased, as applicable, or purchased by Royal Bank (including pursuant to the Automatic
Call) or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof or in certain cases the price for which such note was assigned or transferred by a person resident or deemed to be resident in Canada to the Non-resident Holder, the excess may, in certain circumstances, be deemed to be interest and may be subject to non-resident withholding tax if the note is not considered to be an "excluded obligation" for purposes of the Act. A note will be an "excluded obligation" for this purpose if: (a) the interest on the note is payable in a currency other than Canadian currency and such note is a deposit not repayable in Canadian currency; (b) under the terms of the note or any agreement relating thereto the Issuer may not under any circumstances be obliged to repay more than 25% of the aggregate principal amount of a particular issuance of notes within five years from the date of such issuance except, generally, in the event of a failure or default under such notes; or (c) it is a note issued at no discount on its principal amount or at a "shallow" discount as set out in the Act.

     Generally, there are no other taxes on income (including taxable capital gains) payable in respect of a note or interest, discount, or premium thereon by a Non-resident Holder.

           SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of certain U.S. tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the United States of acquiring, holding and disposing of the notes and receiving payments of interest, principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

     The following disclosure--including the opinion of Sullivan & Cromwell LLP--has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure (including the opinion of Sullivan & Cromwell LLP), or the disclosure under "Tax Consequences - United States Taxation" in the Prospectus or "Certain Income Tax Consequences - United States Taxation" in the Prospectus Supplement, with regard to an investment in any particular note because this disclosure (including the opinion of Sullivan & Cromwell LLP) does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may so rely. Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. For example, the discussion below assumes that: (i) the Underlying Security will not be stock in a "pass-thru entity" as defined in
Section 1260 of the Internal Revenue Code unless the Underlying Security is stock in a regulated investment company as defined in Section 851 of the Internal Revenue Code and (ii) the amount paid on the notes at maturity does not take any attribute of any Underlying Security that is a regulated investment company into account other than the closing price of the Underlying Security on the Final Valuation Date. This discussion also assumes that an investor in the notes will be subject to a significant risk that it will lose a significant amount of its investment in the notes. If the Underlying Security for any particular note is a "pass-thru entity" as defined in Section 1260 of the Internal Revenue and is not a regulated investment company or the return on any note linked to a regulated investment company reflects any attribute of a Underlying Security that is a regulated investment company other than its closing price, the tax treatment of that note may differ substantially from the discussion below. Likewise, if an investor in the notes is not subject to a significant risk that it will lose a significant amount of its investment if the notes, the tax consequences of an investment in the notes may differ from those described below. There may be other features or terms of your notes that will cause this tax section to be inapplicable to your notes.

     Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the pricing supplement relating to your note, and, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

     The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus). It applies only to those United States holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

     NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

     In the opinion of our counsel, Sullivan & Cromwell LLP, it would generally be reasonable to treat a note with terms described in this product prospectus supplement as a pre-paid cash-settled derivative contract in respect of the

Underlying Security for United States Federal income tax purposes. The terms of the notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, subject to the discussion of Section 1260 below, a holder should generally recognize capital gain or loss upon the sale or maturity of the notes (including the settlement of an Automatic Call) in an amount equal to the difference between the amount a holder receives at such time and the holder's tax basis in the notes. In general, a holder's tax basis in the notes will be equal to the price the holder paid for the notes. Capital gain recognized by a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for notes of a holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same holder until maturity, that holder's holding period will generally include the Maturity Date.

     Potential Application of Section 1260. Although not entirely clear, it is possible that the purchase and ownership of a note that is linked to an Underlying Security that is a "regulated investment company" as defined in section 851 of the Internal Revenue Code (including, but not limited to, an exchange traded fund that is a regulated investment company) should be treated as a "constructive ownership transaction" with respect to the Underlying Security, which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code. If the notes were subject to the constructive ownership rules, then any long-term capital gain that a holder might realize upon the sale or maturity of its notes that is attributable to the appreciation of the shares of a regulated investment company over the term of the notes would be recharacterized as ordinary income (and a holder would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that the holder would have realized had that holder purchased the actual shares of regulated investment company on the date that the holder purchased the notes and sold the regulated investment company shares on the date of the sale or maturity of the notes (the "Excess Gain Amount"). If, however, the payment on the notes does not reflect any amount (such as any short-term capital gains or ordinary income, if any, that is recognized by holders of shares of such an Underlying Security) other than the appreciation or depreciation in the value of the regulated investment company stock, we believe that it is more likely than not that the Excess Gain Amount of the holder of such a note will be equal to zero and that the application of the constructive ownership rules will accordingly not have any adverse effects to a holder provided that no anti-dilution adjustments are made to the notes. If an anti-dilution adjustment is made to a note that is linked to a regulated investment company, it is possible that Section 1260 could recharacterize any long-term capital gain recognized by a holder in respect of such an anti-dilution adjustment as ordinary income, as described above. Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to any investment you may make in the notes.

     Alternative Treatments. On December 7, 2007 the Internal Revenue Service released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Unless stated otherwise in the applicable pricing supplement, we intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product prospectus supplement unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate.

     In addition, legislation has been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. This legislation, as currently drafted, will not affect notes that have a term of one year or less when issued. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of the notes.

     Other alternative treatments would also be possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it would also be possible to treat the notes, and the Internal Revenue Service might assert that the notes should be treated, as a single debt instrument. If the notes have a term that exceeds of one year, such a debt instrument would be subject to the special tax rules governing contingent debt instruments. If the notes are so treated, a holder would generally be required to accrue interest currently over the term of the notes even though that holder will not receive any payments from us prior to maturity. In addition, any gain a holder might recognize upon the sale or maturity of the notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss. If the notes are treated as a single debt instrument that has a term of no more than one year, the notes would be treated as a single contingent short-term debt instrument (disregarding the possibility of a potential market disruption event), which would result in tax consequences that are different from those described above.

     Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the Internal Revenue Service could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the maturity of the notes should be treated as ordinary gain or loss.

     Backup Withholding and Information Reporting. Please see the discussion under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Information Reporting and Backup Withholding" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.

                     EMPLOYEE RETIREMENT INCOME SECURITY ACT

     This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

     The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

     Royal Bank and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, Royal Bank (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively "Plans", and with respect to which Royal Bank or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b) (17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than "adequate consideration" in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the notes, or any exercise related thereto or as a result of any exercise by Royal Bank or any of its affiliates of any rights in connection with the notes, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

--------------------------------------------------------------------------------
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.
--------------------------------------------------------------------------------

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

     With respect to each note to be issued, Royal Bank will agree to sell to RBC Capital Markets Corporation, and RBC Capital Markets Corporation will agree to purchase from Royal Bank, the principal amount of the note specified, at the price specified under "Net proceeds to the issuer", in the relevant pricing supplement. RBC Capital Markets Corporation intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, RBC Capital Markets Corporation or one of our affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

     To the extent the underwriter resells notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an "underwriter" of the notes as such term is defined in the Securities Act of 1933, as amended.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This product prospectus supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this product prospectus supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                     Bullish Buffered Enhanced Return Notes

                                November 12, 2008